SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) June 2, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 7.01. Regulation FD Disclosure

Entergy Corporation

The information in this Current Report on Form 8-K is being furnished, not filed, under Item 7.01 pursuant to Regulation FD.

On June 2, 2005, Leo P. Denault, Entergy Corporation's Executive Vice President and Chief Financial Officer, and Curtis L. Hebert, Entergy Corporation's Executive Vice President, will speak as a part of panel discussions at the Goldman Sachs Power & Utility Conference in Las Vegas, Nevada, both of which will be webcast and will be available at the following link: http://www.shareholder.com/entergy/medialist.cfm. Leo Denault will participate in the panel, Consolidation Is Inevitable - What Near Term Issues Could Cause Deal Activity to Accelerate?, beginning at approximately 10:00 AM PT. Curtis Hebert will participate in the panel, Electric Transmission: The Impact of RTOs on Competitive Markets, beginning at approximately 11:30 AM PT.

Leo Denault and Curtis Hebert will also participate in a series of meetings with investors and analysts at which time earnings guidance may be discussed. Entergy Corporation confirms that there have been no changes to its current 2005 earnings guidance, which was confirmed in its most recent Investor Release dated May 19, 2005 which stated that earnings per share is expected to be in the lower end of the range of $4.60 to $4.85.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Nathan E. Langston
Nathan E. Langston Senior Vice President and Chief Accounting Officer

Dated: June 2, 2005